1290 Funds
N-SAR Attachment for Item-74V.
DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEM 74V.
FOR PERIOD ENDING: 10/31/2014
Registrant CIK:  0001605941
FILE NUMBER: 811-22959

74V.

Net asset value per share (to nearest cent)
Negative answer permitted in this field.

FUND
GROUP
Class A
Class C
Class I
Class R
1290 GAMCO SMALL/MID CAP VALUE FUND
1290 Funds
10.00
10.00
10.00
10.00
1290 HIGH YIELD BOND FUND
1290 Funds
10.00
10.00
10.00
10.00
1290 SMARTBETA EQUITY FUND
1290 Funds
10.00
10.00
10.00
10.00